UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 15, 2006
SENTIGEN HOLDING CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-18700	13-3570672

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
445 Marshall Street
Phillipsburg, New Jersey 08865
(908) 387-1673

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
None

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On May 15, 2006, Cell & Molecular Technologies, Inc., a wholly-owned subsidiary of Sentigen Holding Corp. (the “Company”) entered into a Laboratory Services Agreement (the “Agreement”) with Merck & Co., Inc. (“Merck”), effective as of April 1, 2006. The Agreement has a one year term. Pursuant to the Agreement CMT provides Merck with cell banking and grows and delivers cells to Merck for its high-throughput screening (“HTS”) program. Payments by Merck to CMT under the Agreement are made in accordance with a formula based upon the costs of the HTS program, including direct material and labor costs and certain overhead, in addition to the payment of certain incentives and profits. Merck has agreed to dedicate a minimum of 6.5 employees to the HTS program through June 2006 and 4.5 employees to the HTS program from July 2006 through March 2007. A copy of the Agreement is filed herewith as Exhibit 10.1.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits
     10.1 Laboratory Services Agreement, effective as of April 1, 2006, between Cell & Molecular Technologies, Inc. and Merck & Co., Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIGEN HOLDING CORP.

By:	/s/ G. Scott Segler
Name:	G. Scott Segler
Title:	Chief Financial Officer
Date: May 15, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Laboratory Services Agreement, effective as of April 1, 2006, between Cell & Molecular Technologies, Inc. and Merck & Co., Inc.